EXHIBIT 10.4

                                  SEITEL, INC.
                      EMPLOYMENT AGREEMENT AMENDMENT NO. 2


         THIS EMPLOYMENT AGREEMENT AMENDMENT NO. 2 (this "Agreement") is between Seitel, Inc. (the "Company"), a Delaware corporation with its principal place of business in Houston, Texas, and David S. Lawi (the "Employee," and collectively with the Company, the "Parties"), and is an amendment to that certain Employment Agreement between the Company and the Employee dated effective January 1, 1991 (the "Original Employment Agreement", as amended by that certain Employment Agreement Amendment dated effective as of January 1, 1998 (the Original Employment Agreement, as so amended, is referred to herein as the "Employment Agreement").

                                    Recitals

         WHEREAS, the Company and the Employee entered into the Original Employment Agreement effective as of January 1, 1991 to govern the terms of the Employee's employment by the Company;

         WHEREAS, the Company and the Employee entered into an amendment to the Original Employment Agreement effective January 1, 1998 to amend certain terms of the Original Employment Agreement;

         WHEREAS, the Company gave notice to Employee on or about October 27, 1999 that the Company was not renewing the term of the Employment Agreement, so that the Termination Date (as such term is defined in Section 2 of the Employment Agreement) will occur on December 31, 2003;

         WHEREAS, the Employee and the Company are entering into this Agreement to further amend the Employment Agreement as set forth herein;

         NOW, THEREFORE, the Parties do hereby agree as follows:

         1. Resignation of Employee as Officer and Director. Immediately prior to the execution of this Agreement, Employee shall have delivered to the Company his written resignation as an officer and director of the Company and all of its subsidiaries, which resignation shall have been effective upon delivery to the Company.

         2. Compensation. Section 2 of the Employment Agreement is hereby amended by deleting the following sentence:

         "If the Employment Period reaches the Termination Date, Employer will pay Employee for two (2) additional years the compensation then applicable, which shall include for purposes of this payment the Base Salary, together with the average of all bonus payments paid to Employee for the prior three (3) years (the Severance Payment)."

and replacing such sentence with the following sentence:

         "If the Employment Period reaches the Termination Date, Employer will pay Employee for two (2) additional years the compensation then applicable, which shall include for purposes of this payment the Base Salary in effect on such date (the Severance Payment)."

In addition, Section 2 of the Employment Agreement is further amended by deleting the following sentence:

         "If Employee terminates this Agreement during any renewal period, Employer will pay Employee 100% of his then current Base Salary (including bonus and/or commissions) for two additional years, provided Employee performs the Consulting Services (the Termination Payment)."

and replacing such sentence with the following sentence:

         "If Employee terminates this Agreement during any renewal period, Employer will pay Employee 100% of his then current Base Salary for two additional years, provided Employee performs the Consulting Services (the Termination Payment)."

         3. Compensation. Section 3 of the Employment Agreement is hereby amended to eliminate the Pre-Tax Profits Bonus payable thereunder for the year ending December 31, 2000 and subsequent years during the term of the Agreement by deleting the existing Section 3 and replacing it with the following:

                  "3.      Compensation:

                           (a) Base Salary. For services rendered by the Employee under this Agreement, the Company shall pay the Employee an annual base salary of $214,217 in twenty-four (24) bi-monthly installments (the "Base Salary").

                           (b)  Bonus  in  Lieu of  Pre-Tax  Profits  Bonus.  In
         consideration of Employee's agreement to the amendments to the Employment Agreement set forth in Amendment No. 2 to this Employment Agreement, the Company shall pay Employee a bonus in the aggregate amount of $3,728,367, which shall be payable as follows:

                           (i) The Company shall issue  Employee  125,000 shares
                  of restricted common stock of the Company on the date hereof, which shall be valued at $6.5875 per share, or a total of $823,438 (which is approximately 15% less than the current market value of freely tradable common stock to reflect the transfer restrictions applicable to such shares of restricted stock), and shall pay to Employee on the date hereof the sum of $751,082, subject to withholding as specified in paragraph
                  (vii) below, for a net cash payment of $200,000.

                           (ii) The  Company  shall pay  Employee  on January 2,
                  2001 the sum of $615,385, subject to withholding as specified in paragraph (vii) below, for a net cash payment of $400,000.

                           (iii) The  Company  shall pay  Employee on January 2,
                  2002 the sum of $615,385, subject to withholding as specified in paragraph (vii) below, for a net cash payment of $400,000.

                           (iv) The  Company  shall pay  Employee  on January 2,
                  2003 the sum of $615,385, subject to withholding as specified in paragraph (vii) below, for a net cash payment of $400,000.

                           (v) The Company shall pay Employee on January 2, 2004
                  the sum of $307,692, subject to withholding as specified in paragraph (vii) below, for a net cash payment of $200,000.

                           (vi) The payments in paragraphs (i) through (v) above
                  shall be contingent on Employee continuing to be an employee of the Company on the date such payments are due, and the right to receive such payments shall not vest until such dates; provided, however, that if Employee is not an employee of the Company on any such date due to termination of his employment prior to such date as a result of his death or disability, the Company shall continue to make such payments to Employee or his estate on such dates.

                           (vii) The  payments  in  paragraphs  (i)  through (v)
                  above shall be subject to federal and state tax withholding at the aggregate rate of 35% (comprised of the minimum required for federal income tax, Medicare and Social Security withholding, and any balance of the 35% being withheld for New York State income tax and Connecticut State income tax as directed by Employee). For the purpose of paragraph (a) above, the withholding shall be based on the amount of the cash payment and the $823,438 value attributed to the stock issued to Employee.

                           (c) Salary Continuation Benefits. The Company will pay, so long as the Employee's Employment Agreement, as amended, is in full force and effect on the date of his death, a monthly salary continuation amount to the Employee's estate or his designee, for twelve months beginning on the date of his death. The annual salary continuation amount will equal the Employee's base salary at his date of death."

         4. Duties. Paragraph (a) of Section 5 of the Employment Agreement is hereby amended by deleting the existing paragraph (a) and replacing it with the following:

                           "(a) The Employee is employed as an assistant to the Chairman of the Board and the Chief Executive Officer of the Company. His duties shall be to advise and counsel the Chairman of the Board and the Chief Executive Officer regarding such matters as the Chairman of the Board or the Chief Executive Officer may request, and to perform such other duties as the Chairman of the Board or the Chief Executive Officer may reasonably request, such as (but not limited to) analyzing financing proposals, analyzing market data, analyzing proposed acquisitions, analyzing business plans, and investor relations. Employee shall not be required to relocate his residence to perform his duties under this Agreement."

         5. Fringe Benefits. Section 9 of the Employment Agreement is hereby amended by deleting the existing Section 9 and replacing it with the following:

                  "9. Fringe Benefits. The Employee shall be entitled to participate on the same bases, except where stated otherwise in this Agreement, and subject to the same qualifications as other employees of the Employer, in any pension, profit sharing, stock purchase, savings, hospitalization, sick leave and other fringe benefit plans in effect from time to time with respect to employees of Employer (the "Fringe Benefits"). Employer agrees that each of the Fringe Benefits of the Employer in effect on the date hereof, or at any time during the Employment Period shall not be terminated or modified in any manner which reduces the benefits of the Employee without first obtaining the written consent of the Employee.

         6. Termination. Paragraph (b) of Section 13 of the Employment Agreement is hereby amended by deleting the existing paragraph (b) and replacing it with the following:

                  A(b) Termination for Employer's Breach: Employee shall have the right to terminate this Agreement if the Employer materially breaches any of the provisions hereof and such breach is not cured within thirty (30) days after the Employer receives written notice from Employee thereof. In such event, or in the event of a wrongful termination of Employee, all monies due to Employee through the term of this Agreement, including the Severance Payment, shall be paid by Employer in a lump sum amount within thirty (30) days of Employee's termination. Employee shall have no obligation to mitigate his loss or any occasioned damages as a result of such termination, or perform any services to receive such payments.

         7. Restriction on Transfer of Stock, Registration Rights. Employee agrees that he will not sell, assign or otherwise transfer the shares received pursuant to Section 3(b)(i) of the Employment Agreement as amended hereby for a period of one year from the date of this Agreement. The Employee shall have the right to demand that the Company use its best efforts to effect an effective registration under the Securities Act of 1933, as amended, of Employee's resale of such shares on one occasion not sooner than nine months after the date hereof or later than December 31, 2003. The Company may grant similar registration rights to other stockholders, and upon any demand by any other such stockholder for the registration of his shares, the Company may also include Employee's shares in such registration and such inclusion shall constitute the one required registration hereunder. If requested by the Company, Employee and the Company shall enter into a customary form of registration agreement relating thereto. The Company may include other shares and selling shareholders in any such registration in its sole discretion.

         8. Loans. Contemporaneously with the execution and delivery of this Agreement, the Company has made a loan to Employee in the amount of $500,000 bearing interest at the prime rate (the "New Loan"), and has released the security previously granted by Employee to the Company (75,000 shares of Company common stock) for amounts due under that certain promissory note dated October 2, 1998, executed in connection with the Company's 1998 Employee Stock Purchase Plan, the balance of which as of the date hereof (including interest through such date) was $665,778 (the "ESPP Loan"). The principal of the New Loan, pursuant to the terms thereof, is payable $100,000 on January 2, 2001 and $400,000 on January 2, 2002. The payment terms of the ESPP Loan have been modified as of the date hereof to provide that the principal thereof is payable $65,778 on January 2, 2001, $400,000 on January 2, 2003, and the remaining principal balance of $200,000 on January 2, 2004. As security for the New Loan and as replacement security for the ESPP Loan, Employee hereby grants the Company an express contractual right of offset against payments due by the Company to Employee hereunder, and the Company shall withhold from the amounts payable to Employee hereunder the amounts of such loan payments (including interest).

         9. Representations and Warranties of Employee Relating to Stock Issuance. In connection with the issuance of common stock of the Company to Employee hereunder, Employee represents and warrants to the Company as follows:

                  (a) Acquisition for Own Account. Employee is acquiring the common stock for his own account, for investment and not with a view to the sale or distribution thereof or with any present intention of distributing or selling the same, or dividing the common stock with other persons.

                  (b) Securities Law Restrictions. Employee will not sell, assign, transfer, pledge or otherwise dispose of any of the shares of common stock except in accordance with the provisions of applicable state and federal securities laws.

                  (c) Investment Risk. Employee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investment in the shares of common stock.

                  (d) Accredited Investor. Employee is an "accredited investor" as said term is defined in Rule 501 of Regulation D under the Securities Act, in that he is an individual and either (i) has an individual net worth, or joint net worth with his spouse, in excess of $1,000,000, or (ii) had an individual income in excess of $200,000 in each of the two most recent years or joint income with his spouse of $300,000 in each of those years and has a reasonable expectation of reaching the same level in the current year.

                  (e) Legends, Etc. Employee acknowledges and agrees that (i) the certificates representing the shares of common stock will contain a legend substantially in the form of the following, (ii) the shares of common stock are not registered under the Securities Act or any other Federal or state law, and (iii) Employee must bear the economic risks of his investment for an indefinite period of time and is capable of bearing such risk.

                  "The securities represented hereby have not been registered under the Securities Act of 1933 and may not be sold, assigned, transferred, pledged or otherwise disposed of except in compliance with the requirements of such Act and until the Corporation shall have received the written opinion of counsel to the holder of this certificate, reasonably satisfactory to the Corporation, to that effect."

                  (f) Information Provided. Employee has had access to the Company's most recent publicly filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q and has had the opportunity to ask questions of, and receive satisfactory answers from the executive management of the Company regarding the Company's business and prospects. He has had the opportunity to obtain the information necessary to satisfy himself concerning the answers so obtained.

         10.  Extension of Term of  Agreement.   The term  of the  Agreement  is
hereby extended by two days so that the Termination Date will be January 2, 2004.

         11. Amendment of Employment Agreement. This Agreement is executed as and shall constitute an amendment to the Employment Agreement, and shall be construed in connection with and as a part of the Employment Agreement. Except as specifically amended by this Agreement, all of the terms and provisions of the Employment Agreement shall remain in full force and effect. In the event of any conflict between the terms of the Employment Agreement and the terms of this Agreement, the terms of this Agreement shall apply.

         12.  Miscellaneous.

                  (a) Controlling Law. The execution, validity interpretation and performance of this Agreement shall be determined and governed by the laws of the State of Texas, and, in any action by the Company to enforce this Agreement, venue may be had in Harris County, Texas.

                  (b) Entire Agreement. The Employment Agreement, as amended by this Agreement, contains the entire agreement of the Parties. The Employment Agreement and this Agreement may not be changed orally or by action or inaction, but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

                  (c) Severability, Reinstatement of Bonus. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the Parties shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all remaining provisions of this Agreement shall remain in full force and effect. If the payment of the Bonus to Employee under Section 3(b) of the Employment Agreement as amended hereby is successfully challenged by the Company, any person acting on behalf of the Company, or any third party and the effect of such challenge is that Employee is required to return the amount of such Bonus to the Company, then the bonus provisions under Paragraphs (b) and (c) of Section 3 of the Employment Agreement as in effect prior to this Agreement shall be reinstated.

                  (d) Execution. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

         EXECUTED to be effective as of the 26th day of June, 2000.

                                                  SEITEL, INC.



                                                  By:  /s/ Paul A. Frame
                                                     ---------------------------
                                                     Paul A. Frame
                                                     President and CEO


                                                       /s/ David S. Lawi
                                                     ---------------------------
                                                     David S. Lawi